UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 15, 2002


                                KELLWOOD COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                        001-07340               362472410
(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                             Identification No.)



         600 Kellwood Parkway, St. Louis, Missouri                  63017
          (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (314) 576-3100

Item 2.           Acquisition or Disposition of Assets.

                  On May 15, 2002, Kellwood Company, a Delaware corporation ("Kellwood"), entered into an Agreement and Plan of Merger (the "Merger Agreement") among Kellwood, Cradle, Inc., a Delaware corporation and a wholly owned subsidiary of Kellwood, and Gerber Childrenswear, Inc., a Delaware corporation ("Gerber Childrenswear"). Under the terms of the Merger Agreement, Kellwood will acquire Gerber Childrenswear in a stock/cash transaction valued at $6.85 per share of Gerber Childrenswear. The Merger Agreement contemplates that each share of common stock of Gerber Childrenswear would be tendered for at least $3.42 cash and up to $3.43 in value of shares of Kellwood common stock, subject to a formula set forth in Annex II to the Merger Agreement.

                  The expectation of the management of Kellwood is that in the current year the Merger will be accretive to Kellwood's earnings per share after the Merger by up to $0.05 per share, notwithstanding the dilutive effect of purchase accounting entries. If the Merger had occurred at the beginning of our 2001 fiscal year, the Merger would have been accretiveon a historical basis to Kellwood's earnings per share by $0.28 per share. Currently, Kellwood expects that for fiscal 2003, the accretion to earnings per share will be approximately $0.28 per share, however, Kellwood will review this analysis after the transaction is completed.

                  A copy of the Merger Agreement and the exhibits attached thereto is filed herewith as Exhibit 2.1. This exhibit is hereby incorporated by reference herein and the foregoing description is qualified in its entirety by reference to this exhibit.

                  In connection with the Merger Agreement, Kellwood entered into a Voting and Tender Agreement dated as of May 15, 2002, among Kellwood, Citicorp Venture Capital, Ltd., a New York corporation, CCT Partners III, L.P., a Delaware limited partnership, and Citicorp Mezzanine Partners, L.P., a Delaware limited partnership. The Voting and Tender Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

                  On May 15, 2002, Kellwood issued a press release. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.


Item 5.           Other Events

                  On May 15, 2002, Kellwood issued a press release. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

                  This Current Report on Form 8-K and the press release filed as an exhibit to this report include "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about Kellwood's business contained in this Current Repert on Form 8-K and the press release are "forward-looking" rather than "historic." This Current Report on Form 8-K and the press release contain forward-looking statements that involve risks and uncertainties concerning Kellwood's expected financial performance (as described without limitation in quotations from management in the press release), as well as Kellwood's strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. More information about potential factors that could affect Kellwood's business and financial results is included in Kellwood's Annual Report on Form 10-K for the fiscal year ended January 31, 2002, which is on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website (http://www.sec.gov).

Item 7.           Financial Statements and Exhibits

                  (a)  Financial Statements of Business Acquired.

                  To be filed within sixty (60) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 7(a)(4) of Form 8-K.

                  (b)  Pro Forma Financial Information.

                  To be filed within sixty (60) days of the date of filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 7(b)(2) of Form 8-K.

                  (c)  Exhibits

                           Number No.      Description
                           ----------      -----------


                            2.1 Agreement and Plan of Merger dated as of May 15, 2002, among Kellwood Company, a Delaware corporation, Cradle, Inc., a Delaware corporation and a wholly owned subsidiary of Kellwood, and Gerber Childrenswear, Inc., a Delaware corporation.

                            2.2 Voting and Tender Agreement dated as of May 15, 2002, among Kellwood Company, a Delaware corporation, and Citicorp Venture Capital, Ltd., a New York corporation, CCT Partners III, L.P., a Delaware limited partnership, and Citicorp Mezzanine Partners, L.P., a Delaware limited partnership.

                           99.1 Press release dated May 15, 2002 by Kellwood Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                KELLWOOD COMPANY


                                By:  /s/ W. L. Capps, III
                                     -------------------------------------------
                                     W. L. Capps, III
                                     Senior Vice President Finance and
                                     Chief Financial Officer


Dated: May 15, 2002